Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Recon Capital Series Trust.

BBD, LLP

Philadelphia, Pennsylvania

May 17, 2016